UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Carriage Services, Inc.
(Name of Registrant as Specified In Its Charter)
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CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

April 3, 2019
Dear Fellow Stockholder:
I am pleased to invite you to the 2019 Annual Meeting of Stockholders of Carriage Services, Inc. (“Carriage”). The Annual Meeting will be held at the Conference Center, 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056, on Wednesday, May 15, 2019, at 9:00 a.m., Central Time. Whether or not you plan to attend the Annual Meeting, I ask that you participate by casting your vote at your earliest convenience.
We launched our first five-year timeframe of Carriage’s Good To Great Journey that ended on December 31, 2016 with the annual theme of Carriage Services 2012 - A NEW BEGINNING, a five year timeframe during which Carriage’s share price increased at a compound annual rate of 38.6% from $5.60 per share at January 1, 2012 to $28.64 per share on December 31, 2016. The story of our performance in the second half of 2017 and accelerated in the second and third quarter of 2018 is regretfully captured by our share price peaking at $28.96 on April 25, 2018 before collapsing 50% to a bottom of $14.50 on December 24, 2018, ending the year with a closing price of $15.50.
My shareholder letter explains the nature of what happened during 2017 and 2018 and why our determination to “NEVER GIVE IN” led to “A Year of Renewal” that has led us back to our Good To Great Journey in 2019. All of our leaders have embraced the challenge of making 2019 a historic year of operating and financial performance. We have therefore themed this year as Carriage Services 2019: Back To The Future - A NEW BEGINNING - PART II. We believe this second New Beginning for Carriage will produce great success in the future.
We want all of our investors to understand the value creation opportunities of Carriage and its potential to continue to perform and grow on our Good To Great Journey. We also want investors to understand the philosophy of the Compensation Committee and the link between that philosophy and the High Performance Culture that is hallmark of our company.
I encourage you to read the Notice of Annual Meeting and Proxy Statement, which contains information about the voting options, instructions and descriptions on the proposals for this meeting.
Speaking on behalf of the entire leadership team, we are committed to becoming recognized by institutional investors and those in our industry as a superior Consolidation, Operating and Value Creation Investment Platform by consistently allocating our precious capital, especially our growing Free Cash Flow, with disciplined savviness and flexibility among various investment options so as to maximize the intrinsic value of Carriage per share over the next ten years.
We hope you can join us on May 15th. Whether or not you can attend personally, it is important that your shares are represented at the Annual Meeting by casting your vote as soon as possible.

Sincerely,

Melvin C. Payne
Chairman of the Board and Chief Executive Officer

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME: May 15, 2019 9:00 a.m. Central Time PLACE: Carriage Services, Inc 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056 RECORD DATE: March 22, 2019	Meeting Agenda
	1.	Elect directors;
	2.	Hold an advisory vote to approve Named Executive Officer compensation; and
	3.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2019.

YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

VIA THE INTERNET	BY MAIL	IN PERSON
Visit the website listed on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the Annual Meeting

CHANGE FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

This is the first year that Carriage Services has adopted the Notice & Access method of delivery for its Annual Report, Proxy Statement and other Proxy materials (collectively the “Materials”). The Materials will be available online as described in this Proxy Statement and hard copies will not be delivered, unless expressly requested by a shareholder.

On or about April 5, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our stockholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to submit your proxy online.

By order of the Board of Directors,

Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary
Houston, Texas
April 3, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 15, 2019
The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2018 Annual Report to Stockholders are available at www.carriageservices.com.

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CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

PROXY STATEMENT

This Proxy Statement is being furnished to you by the Board of Directors (our “Board”) of Carriage Services, Inc. (“Carriage Services,” “Carriage,” the “Company,” “we,” “us” or “our”) for use at our 2019 Annual Meeting of Stockholders (our “Annual Meeting”).
2019 Annual Meeting Date and Location
Our Annual Meeting will be held at the Conference Center, 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056, on Wednesday, May 15, 2019, at 9:00 a.m., Central Time.
Delivery of Proxy Materials
Mailing Date and Delivery of Proxy Materials
On or about April 5, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our stockholders containing instructions on how to access the proxy materials and submit your proxy online. We have made these proxy materials available to you over the internet or, upon your request, have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2019 Annual Meeting.
Stockholders Sharing an Address
Each stockholder of record will receive one Notice of Internet Availability, regardless of whether you have the same address as another registered stockholder. If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), applicable rules permit brokerage firms and the Company, under certain circumstances, to send one Notice of Internet Availability to multiple stockholders who share the same address. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided to a broker, you must contact that broker to revoke your consent. If your household is receiving multiple copies of the Notice of Availability and you wish to request delivery of a single copy, you should contact your broker directly.
Questions and Answers About Our Annual Meeting and Voting
Why am I receiving these proxy materials?
Our Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock (“Common Stock”) at the close of business on March 22, 2019, the record date for our Annual Meeting (the “Record Date”), and are therefore entitled to vote at our Annual Meeting.
This Proxy Statement, along with a proxy card, is made accessible, free of charge to you, via the internet at http://investors.carriageservices.com/annuals-proxies.cfm, or if elected, mailed to our stockholders on or about April 5, 2019. This Proxy Statement summarizes the information that you need to know in order to cast your vote at our Annual Meeting. As a stockholder, your vote is very important and our Board strongly encourages you to exercise your right to vote. You do not need to attend our Annual Meeting in person to vote your shares. Whether or not you plan to attend our Annual Meeting, we encourage you to vote your shares by voting via the internet or completing, signing, dating and returning the enclosed proxy card in the envelope provided. See “About Our Annual Meeting – How do I vote my shares?” below.

What is the purpose of our Annual Meeting?
At our Annual Meeting, as a stockholder, you will be asked:

•	to re-elect Barry K. Fingerhut and Bryan D. Leibman to our Board as Class II Directors;

•	to approve, on an advisory basis, our Named Executive Officer compensation;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Who is entitled to vote at the meeting?
Only our stockholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at our Annual Meeting. On March 22, 2019, we had 18,178,758 shares of Common Stock issued and outstanding and entitled to vote at our Annual Meeting.
How many votes can I cast?
You are entitled to one vote for each share of Common Stock you owned on the Record Date on all matters presented at our Annual Meeting.
Is my vote important?
Your vote is important regardless of how many shares of Common Stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient to you and cast your vote as soon as possible.
What is the difference between a stockholder of record and a “street name” holder?
Most stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

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Stockholder of Record. If your shares are registered directly in your name with the American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered to be the stockholder of record with respect to those shares, and you have the right to grant your voting proxy directly with the Company or to vote in person at our Annual Meeting.

•
Street Name Stockholder. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, broker or other nominee is the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares and are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at our Annual Meeting unless you obtain a legal proxy from the stockholder of record prior to attending our Annual Meeting giving you the right to vote the shares. In order to vote your shares, you will need to follow the directions your bank, broker or other nominee provides to you.

How do I vote my shares?
Stockholders of Record. Stockholders of record may submit a proxy to have their shares voted or vote their shares by one of the following methods:

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lnternet. To vote via the internet, go to “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. You may vote online until 11:59 p.m., Central Time the day before the Annual Meeting.

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By Mail. If you requested a copy of this Proxy Statement and proxy card and would like to vote by mail, you should mark, sign, date and mail the physical proxy card in the prepaid envelope provided so that we receive the proxy card by mail by May 14, 2019. The shares you own will be voted according to the instructions on the proxy card that you provide. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR all of the proposals described in this Proxy Statement.

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In Person. If you attend our Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at our Annual Meeting. Attending our Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy prior to our Annual Meeting will not prevent you from attending our Annual Meeting and voting in person.

Street Name Stockholder. Street name stockholders may generally submit a proxy to have their shares voted or vote their shares by one of the following methods:

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By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the internet, following the instructions on the voting instruction form or other information they provided to you.

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By Mail. You may indicate your vote by completing, signing and dating your voting instruction card or other information forwarded by your bank, broker or other nominee and returning it to them in the manner specified in their instructions.

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In Person with a Proxy from the Record Holder. You may vote in person at our Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

Can I revoke my proxy?
Yes, if you are a stockholder of record, you can revoke your proxy at any time before it is voted at the meeting by:

•	submitting written notice of revocation no later than May 14, 2019 to our home office, which is located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary;

•	timely submitting a proxy with new voting instructions using the internet voting system;

•	submitting a later dated proxy with new voting instructions by mail that is received at our home office by May 14, 2019; or

•	attending our Annual Meeting and voting your shares in person.
If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with such entity’s procedures. Please refer to the materials that your bank, broker or other nominee provided to you.
What is a quorum?
A quorum is the presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on a matter at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. If a quorum is not present, our Annual Meeting may be adjourned or postponed until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at our Annual Meeting.
What are “broker non-votes” and abstentions and how do they affect voting results?
If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).
There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the bank, broker or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of the Class II Directors), and Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation) and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of the Appointment of Grant Thornton LLP) in the discretion of the record holder.
Abstentions occur when stockholders are present at our Annual Meeting in person or by proxy but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will have no effect on the election of directors but will have the effect of a vote against the other proposals being considered at the meeting.

What vote is required to approve each proposal?

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Proposal 1 (Election of the Class II Directors): To be elected, each director nominee must receive the affirmative vote of a majority of the votes of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. This means that the director nominees with more votes cast in favor of than votes withheld from the election will be elected. Broker non-votes will have no effect on the outcome of the vote for directors.(1)

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Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 3 (Ratification of the Appointment of Grant Thornton LLP): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal.

(1)
On March 6, 2019, our Board of Directors approved an amendment to Section 3.2 Article III of Carriage’s Amended and Restated Bylaws to remove plurality voting of directors in uncontested director elections and provide for majority election of directors in such elections, with a board rejectable resignation should an incumbent director not receive a majority of votes. See Proposal 1: Election of Class II Directors - Failure of a Nominee to Receive a Majority of Votes.

What is the Board’s recommendation for each proposal?
Our Board recommends that you vote:

•	FOR the election of the Class II Director nominees;

•	FOR the approval, on an advisory basis, of our Named Executive Officer compensation; and

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Our Board has appointed Melvin C. Payne, our Chief Executive Officer (“CEO”) and Chairman of the Board, and Viki K. Blinderman, our Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary, as the management proxy holders for our Annual Meeting. For stockholders who have their shares voted by duly submitting a proxy via the internet, by mail, or in person at our Annual Meeting, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.
Who will bear the cost of soliciting votes for our Annual Meeting?
We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, uploading to and hosting on the internet, and printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders in connection with our Annual Meeting. In addition to this solicitation by internet or mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.
Where can I find the voting results?
We will report the voting results in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) within four business days of our Annual Meeting.

May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?
You may submit proposals for consideration at future annual meetings. See “Stockholder Proposals for the 2020 Annual Meeting” for information regarding the submission of stockholder proposals for next year’s Annual Meeting.
How do I get directions to the Annual Meeting?
For directions to the Annual Meeting, please contact our Corporate Secretary at (713) 332-8400.

PROPOSAL NO. 1:
ELECTION OF CLASS II DIRECTORS
We currently have six directors on our Board who each serve staggered three-year terms. At our Annual Meeting, the stockholders will re-elect two individuals to serve as our Class II Directors for a new three-year term expiring on the date of the 2022 Annual Meeting and until his successor is duly elected and qualified.
Our Corporate Governance Committee has recommended that we nominate Barry K. Fingerhut and Bryan D. Leibman for re-election at our Annual Meeting to serve as our Class II Directors for a new three-year term. Proxies may be voted for each of the Class II Directors. The biographical description for Mr. Fingerhut and Mr. Leibman are included below.
The following table sets forth the name, age and title of the person who has been nominated for election as Class II Directors and our other current directors.

Name	Age	Positions and Offices with Carriage, Director Since
Class II Directors
(If re-elected, term expires at 2022 Annual Meeting)
Barry K. Fingerhut	73	Director, 2012
Bryan D. Leibman	50	Director, 2015

Class I Directors
(Term expires at 2021 Annual Meeting)
Melvin C. Payne	76	Chairman of the Board and Chief Executive Officer, 1991
James R. Schenck	52	Director, 2016

Class III Directors
(Term expires at 2020 Annual Meeting)
Donald D. Patteson, Jr.	73	Director, 2011
Douglas B. Meehan	47	Director, 2018
Our Board believes that each of our directors is highly qualified to serve as a member of our Board. In particular, our Board seeks individuals who demonstrate:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

•	Business and investment savvy, including an owner-oriented attitude and conviction that Carriage has evolved into a high value, superior investment platform; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.
Our Board unanimously recommends that you vote “FOR” the election of the Class II Director nominees.
You may not cumulate your votes in the election of the Class II Director nominees. You may withhold authority to vote for the nominee for director. If a nominee becomes unable to serve as a director before our Annual Meeting (or decides not to serve), the individuals named as proxies will vote, in accordance with instructions provided, for such other nominee as we may designate as a replacement or substitute, or our Board may reduce the size of the Board to eliminate the vacancy.
Described below are the principal occupations, positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.
Barry K. Fingerhut has been the Chief Executive Officer and majority equity owner of Certification Partners, LLC, a developer and global distributor of vendor neutral IT content and certifications, since the fall of 2010. Prior to 2010, he focused much of his career investing in small capitalization companies in the for-profit education and training industry and financial services industry, as well as many other industries. Currently, he serves on a number of private company and non-profit Boards. Mr. Fingerhut also served on our Board for the period from 1995 through 1999.
Additional Qualifications: Mr. Fingerhut was selected to serve on our Board due to his past experience with Carriage and his extensive investment knowledge.

Bryan D. Leibman has been the President and Chief Executive Officer of Frosch Travel (“FROSCH”), a privately held global travel management company, since 2000. He is a certified physician who opted to pursue his passion for business and entrepreneurship by joining and leading his family’s successful travel business in 1998.
Additional Qualifications: Mr. Leibman brings experience in entrepreneurial growth and with mergers and acquisitions to our Board. We believe his vision and leadership at FROSCH brings to our Board development of an innovative and forward driving management style and commitment to core values in the services sector.
Melvin C. Payne, co-founder of Carriage, has been our Chief Executive Officer and a director since our inception in 1991, and our Chairman of the Board since December 1996.
Additional Qualifications: Mr. Payne brings to the Board his 28 years of experience as our Chief Executive Officer and proven management skills. Mr. Payne also has prior diverse industry and financial experience coupled with his personal leadership and founder’s vision for Carriage.
James R. Schenck has been the President and Chief Executive Officer of Pentagon Federal Credit Union (“PenFed”), one of the largest credit unions in the country, since 2014. Prior to that, he was the Executive Vice President at PenFed and President of its wholly owned subsidiary, PenFed Realty, since 2011. He also currently serves as Chief Executive Officer of the PenFed Foundation which provides support to military, veterans and their families.
Additional Qualifications: Mr. Schenck brings a passion for entrepreneurial growth and merger and acquisition experience to our Board.
Donald D. Patteson, Jr. was the founder and, prior to its sale in June 2014, the Chairman of the Board of Directors of Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in a segment of the printing industry. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts.
Additional Qualifications: Mr. Patteson brings to the Board his extensive experience as Chief Executive Officer and Chief Financial Officer in various industries, enabling him to provide the Board with executive and financial management expertise, as well as experience with major financial transactions. He also served on the Board of Directors of Rosetta Resources Inc. and Cal Dive International, Inc. until mid-year 2015.
Douglas B. Meehan has served as the Deputy Chief Investment Officer for van Biema Value Partners, LLC, an investment management firm, since 2012. Prior to joining van Biema Value Partners, Mr. Meehan worked as a research analyst at a proprietary securities fund within Sentinel Real Estate Corp., a privately held real estate investment advisor in New York. He also worked with Duma Capital Partners, a multi-strategy hedge fund, as a research analyst.
Additional Qualifications: Mr. Meehan brings to the Board his extensive financial markets and real estate experience, as well as experience with sophisticated transactions.
Failure of a Nominee to Receive a Majority of Votes
On March 6, 2019, we amended our bylaws to provide for “majority voting” in the election of directors in uncontested elections. Our bylaws now provide that in an uncontested election of an incumbent director if the nominee does not receive a majority of the votes cast, the nominee must promptly deliver a written resignation to our Board of Directors and will continue to serve as a holdover director until the effective date of the director’s resignation, which may be no later than 120 days after the date of the election. The remaining directors, by a majority vote, are then required to promptly determine whether to decline to accept the director’s resignation or to accept the resignation of the director. If the remaining directors decline to accept the resignation, the director may continue to serve as long as the director received a plurality of the votes cast. If our Board of Directors accepts the resignation, the directorship will become vacant and the Board of Directors may then fill the vacancy by a majority vote.
In the event of a contested election of directors, our bylaws provide that directors will be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

CORPORATE GOVERNANCE
Board Leadership Structure
Carriage was founded with the Mission Statement to be the most professional, ethical and highest quality funeral and cemetery service organization in our industry, which we have shortened for communication purposes to Being The Best, which is achieved by alignment with our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership
All of our directors, officers and employees must be aligned with these Five Guiding Principles to ensure outstanding execution of our three core models and all other elements and linkages of Carriage’s High Performance Culture Framework. While our commitment is to all Five Guiding Principles equally, there is a reason why the First Guiding Principle is the First “most equal” of the Five; because it is the foundation and cornerstone Guiding Principle upon which our Mission of Being The Best and other Four Guiding Principles are built upon.
At a high level, commitment to our Mission Statement and alignment with our Five Guiding Principles, together with a relentless focus to execute our Good To Great Concepts such as “First Who, Then What” and “Right People in the Right Seats”, is what drives our high performance operating results. Our Board understands the importance and uniqueness of these qualitative drivers of Carriage’s High Performance Culture as being critical towards our ability to execute sustainable, high performance quantitative results consistently over time through outstanding execution of our three core models. Our Board also fundamentally understands that the biggest continuing risk for the Company is that executive and senior leadership will not continue the evolution of our unique High Performance Culture ideas and concepts. Our continued success and effective risk management emanates from being highly selective about leadership of the Company and finding leaders who are aligned with our Five Guiding Principles and the idea of Carriage as a High Performance Culture Company. We utilize a 4E Leadership Model, initially developed by Jack Welch at General Electric and then tailored and evolved in our unique culture, to select and assess our leaders at all levels of the Company. 4E Leaders have a winning, entrepreneurial, competitive spirit and want to make a difference in Carriage’s sustainable high performance and reputation over time.
Melvin C. Payne, our co-founder and largest individual stockholder, is our Chief Executive Officer and Chairman of our Board. Our Board believes that it is in the best interest of Carriage and its stockholders for Mr. Payne to serve as both our Chief Executive Officer and Chairman of our Board, based upon Mr. Payne’s specific expertise, knowledge, passion and long-term vision for the Company. This arrangement provides a clear, unified strategic vision and 4E Leadership for Carriage, ensures partnership and alignment between senior leadership and our Board, and enables the Company to continue its evolution as a High Performance Culture Company that just happens to be in the funeral and cemetery service business. Mr. Payne is also best positioned to lead our Board through reviews of key business and strategic issues and, most importantly, to lead the Board’s understanding of the linkage of Carriage’s unique High Performance Culture to the Company becoming recognized as a superior Consolidation, Operating and Value Creation investment platform.
Our Compensation Committee performs an annual evaluation of our Chief Executive Officer’s performance. As part of our annual evaluations and long-term planning, our Corporate Governance Committee is charged with evaluating the succession of our Chief Executive Officer. Mr. Payne has publicly stated that he has no plans for retirement and that he intends to be involved with the Company as long as his health is good and he is adding value with his energy, passion and vision for Carriage and commitment to mentoring 4E Leaders for the future; nevertheless, the Corporate Governance Committee annually considers and discusses CEO succession planning. The Board also periodically reviews our leadership structure to determine if it is still appropriate in light of current corporate governance standards, market practices, the Company’s specific circumstances and needs and any other relevant factors for discussion.
We also have the position of Lead Director, who is required to be qualified as independent and appointed by a majority of the independent directors. The Lead Director’s role is to lead and facilitate the function of our Board independently and to enhance the quality of our Board by facilitating their deeper understanding of Carriage’s High Performance Culture Framework. The Lead Director presides at the executive sessions of the independent directors during quarterly Board meetings. Bryan D. Liebman currently serves as our Lead Director.

Risk Oversight of the Board
We believe that the oversight function of our Board and its committees combined with active dialogue with senior leadership about effective risk management relative to continuously assessing for the “Right Who” leaders and the Right Quality of Staff at all levels, provides our Company with the appropriate framework to help ensure effective risk oversight. There is a fundamental Board understanding that the continuing biggest risk area for the Company is not having or not hiring the “Right Who” senior leadership in the future, and that hiring the “Wrong Who” senior leadership, including and especially the CEO in case Mr. Payne was for some reason unable to fulfill his CEO responsibilities, could have a major negative impact on the nature of Carriage’s High Performance Culture. In executing this responsibility, independent directors provide independent oversight, including risk oversight and a significant amount of time is spent by our Board and committees, in conjunction with senior leadership, discussing how we identify, assess and manage our most significant risk exposures with respect to our leadership and people. Our Board also relies on each of its committees to help administer its oversight duties.
Director Qualification, Experience and Tenure
Our Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of our Board with significant input from our senior leadership team.
It is the position of our Corporate Governance Committee that, as a company of our size in the specialized field of death care, it is important for our directors to understand, support and align with our culture. Thus, we strive to seek individuals who demonstrate the following characteristics or attributes:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

•
Business and investment savvy, including an owner-oriented attitude and conviction that we have evolved into a superior stockholder value creation investment platform and therefore represents a superior long-term investment opportunity; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.
As a result, it is difficult to define what the perfect director candidate looks like. For Carriage, diversity of all kinds, including (but not limited to) experience, age, gender, ethnic background, skills, perspective and background are important contributing factors to effective decision making. Thus, the Corporate Governance Committee believes it is in the best interest of Carriage to identify the best candidates for its board, cognizant of diversity in all forms and will continue to find ways to ensure that it is doing so.
While no director may serve on more than five other public company boards or on the audit committee for more than two other public companies, we much prefer candidates that are singularly focused on Carriage’s uniqueness and not on being a “Professional Board Member.” We currently have no established term limits or age restrictions, as we do not wish to risk losing the contribution of directors who have been able to develop an increasing insight and deep understanding into our unique High Performance Culture Framework.
We currently have six directors on our Board who each serve staggered three-year terms. Five directors are independent. The average age of all directors currently serving on our Board is 62 years. The average age of all independent directors is 59 years. The average tenure of all independent directors is 4.6 years.
Director Nomination Process
Our Corporate Governance Committee, with assistance from internal and external resources as the Committee desires, identifies potential candidates for our Board based upon the criteria set forth above. Once a potential candidate is identified and the individual expresses a willingness to be considered for election to our Board, our Corporate Governance Committee and Mr. Payne will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When this process is complete, our Corporate Governance Committee tenders its recommendation to our full Board for consideration.

Our Corporate Governance Committee also will consider candidates recommended by stockholders in the same manner. A stockholder may recommend nominees for director by giving our Corporate Secretary a written notice not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. For our 2020 Annual Meeting of Stockholders, the deadline will be February 14, 2020, based upon this year’s meeting occurring on May 15, 2019. The notice must include the name and address of the stockholder giving notice and the number of shares of Common Stock beneficially owned by the stockholder. The notice must also include the nominee’s full name, age, business address, principal occupation or employment, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the nominee’s written consent to the nomination and to serve, if elected.
Organization and Committees of Our Board
During 2018, our Board met five times and acted by unanimous written consent thirteen additional times. Each of the directors attended all of the meetings of our Board except for Mr. Payne, who was unable to attend one board meeting. Each year we hold the Annual Meeting on the same day as our Board and Committee meetings such that all directors may attend the Annual Meeting. All of our then current directors attended the 2018 Annual Meeting of Stockholders, excluding Mr. Payne. Our director attendance policy for the Annual Meeting states that a quorum must be present in order for directors to be elected.
Our Board has a Compensation, Audit and Corporate Governance Committee. The current members of each committee as of the Record Date are identified in the table below. Each of these committees has its own charter, and a copy of the current version is available on our website at www.carriageservices.com. The functions of each committee and the number of meetings held during 2018 are described below.

Director	Compensation	Audit	Corporate Governance
Melvin C. Payne(*)
Barry K. Fingerhut(I)	Chairman	X	X
Bryan D. Leibman(I)(L)	X	X	X
Donald D. Patteson, Jr.(I)	X	Chairman	X
James R. Schenck(I)	X	X	Chairman
Douglas B. Meehan(I)	X	X	X

(*)	Chairman of the Board and Chief Executive Officer.
(I)	Independent Director.
(L)	Lead Director.
Compensation Committee. The purposes of our Compensation Committee are to:

•	review, evaluate and approve our officer compensation plans, policies and programs;

•	recommend to our Board non-employee director compensation plans, policies and programs;

•	produce the Compensation Committee Report on executive compensation for inclusion in our proxy statement for our Annual Meeting of Stockholders;

•	administer, review and approve grants under our stock incentive plans; and

•	perform such other functions as our Board may assign from time to time.
Generally, our Board has charged our Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers and senior leadership team. Executive compensation matters are presented to the Compensation Committee in a variety of ways, including: (1) at the request of our Compensation Committee Chairman or two or more members of the Compensation Committee or two members of our Board, (2) in accordance with our Compensation Committee’s agenda, which is reviewed by our Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or (4) by our Compensation Committee’s outside compensation consultant, if a consultant is engaged by our Compensation Committee.

To the extent permitted by applicable law, our Compensation Committee may delegate some or all of its authority under its charter to its chairman, any one of its members or any subcommittees it may form when it deems such action appropriate. Mr. Payne, as our Chairman of the Board and Chief Executive Officer, makes recommendations on compensation decisions for those other than himself based on the individual performance of each executive officer or senior leader and the Company’s overall performance. Management’s role in determining executive compensation includes:

•
developing, summarizing and presenting compensation information and analysis to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•
developing recommendations for individual Executive Officer and Senior Leadership bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.
Our Compensation Committee makes all final decisions regarding executive officer compensation.
Our Compensation Committee met two times during 2018 and acted by unanimous written consent seven additional times. Each member of our Compensation Committee was present at all meetings. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Audit Committee. The purposes of our Audit Committee are to:

•	assist our Board in fulfilling its oversight responsibilities regarding the:

◦	integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

◦
qualifications and independence of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other review or attestation services for Carriage;

◦	performance of our internal audit function and independent auditors;

◦	whistleblower hotline and associated reporting procedures; and

◦	compliance by Carriage with legal and regulatory requirements.

•	perform such other functions as our Board may assign to our Audit Committee from time to time.
In connection with these purposes, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm and confirms its independence. The Audit Committee also reviews our annual and quarterly financial statements and meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies.
Our Audit Committee met five times during 2018 and acted by unanimous written consent three additional times. All committee members were present at such meetings. All members of our Audit Committee are independent as that term is defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Exchange Act. Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Patteson has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Patteson is an “audit committee financial expert” following a determination that he met the criteria for such designation under the SEC’s rules and regulations. See “Audit Committee Report” below for additional information regarding our Audit Committee.
Corporate Governance Committee. The purposes of our Corporate Governance Committee are to:

•	assist our Board by identifying individuals qualified to become Board members, and to recommend to our Board the director nominees for the next Annual Meeting of Stockholders;

•	assist our Board with succession planning for our Chief Executive Officer and other members of the senior leadership team;

•	lead our Board in its annual review of the performance of our Board and its committees; and

•	perform such other functions as our Board may assign to our Corporate Governance Committee from time to time.
Our Corporate Governance Committee met one time during 2018 and acted by unanimous written consent three additional times. All committee members were present at such meetings.

Director Independence
Our Board of Directors affirmatively determined that Messrs. Fingerhut, Leibman, Patteson, Schenck and Meehan do not have a material relationship with Carriage (either directly or as a partner, stockholder or officer of an organization that has a relationship with Carriage) and are “independent” as defined under the NYSE’s listing standards and the SEC under Item 407(a) of Regulation S-K.
Mr. Payne is not independent because he is an employee of Carriage and currently serves as our Chief Executive Officer. He also serves as Chairman of the Board.
Board’s Interaction with Stockholders
Our Chief Executive Officer and senior leadership team are responsible for establishing effective communication with our stockholders. Independent directors are not precluded from meeting with stockholders, but where appropriate, our executive and senior leadership team should be present at such meetings.
Stockholders and other interested parties may contact any member of our Board or any of its committees by addressing any correspondence in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the independent directors, our Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of our Board, our Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.
Annual Evaluations
Our Board performs annual self-evaluations. These self-evaluations are conducted through written questionnaires circulated typically in January prior to the first regularly scheduled meeting of the Board. At the first regularly scheduled Board meeting before the Annual Meeting of Stockholders, detailed results of the self-evaluations are provided to the Corporate Governance Committee Chairman and discussed at the Board meeting.
Corporate Governance Guidelines, Business Conduct and Ethics
We are committed to integrity, reliability and transparency in our disclosures to the public, all characteristics consistent with our First Guiding Principle, “Honesty, Integrity and Quality in All That We Do”. To evidence this commitment, our Board has adopted charters for its committees, Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents provide the framework for our corporate governance. Our Code of Business Conduct and Ethics requires that all of our directors, officers and employees must be in alignment with our Five Guiding Principles to achieve our Mission Statement of being the most professional, ethical and highest quality service organization in the funeral and cemetery industry.
A complete copy of the current version of each of these documents is accessible through our website at www.carriageservices.com or you may receive copies free of charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Investor Relations.
Corporate Social Responsibility
One of our key guiding principles is “Belief in the Power of People Through Individual Initiative and Teamwork.” This translates to a decentralized and collaborative decision-making style rather than a top-down approach. Employees across the country are encouraged and empowered to engage in a meaningful way with their communities, whether that be through volunteer activities, awareness seminars, veteran outreach or other opportunities. Moreover, we provide health and safety training to a number of our employees in key roles who have the potential to meaningfully impact the health and safety of our employees and others. We also provide educational assistance to our employees in an effort to support ongoing growth and contributions, both professionally and personally.

DIRECTOR COMPENSATION
General
We compensate our non-employee directors through cash payments or unrestricted shares of Common Stock, as elected by the Board member, including retainers. Our Director Compensation Policy provides for the following:

Annual Retainer(1)
Board - Independent Director	$75,000
Board - Lead Director	$10,000(2)
Audit Committee
Chair	$10,000
Member	$—
Compensation Committee
Chair	$5,000
Member	$—
Corporate Governance Committee
Chair	$5,000
Member	$—

(1)	Paid on a quarterly basis in either cash or Common Stock. Retainers are not paid to employee directors.

(2)	The Lead Director receives this annual retainer in addition to the retainer paid to other Independent Directors.
Effective May 16, 2018, our Board revised the Director Compensation Policy such that any director may elect to receive their annual retainer, which is paid in quarterly installments, in unrestricted shares of our Common Stock by providing written notice as set forth in the Director Compensation Policy. The number of shares of such Common Stock shall be determined by dividing the cash amount of the retainer by the closing price of our Common Stock on the date of grant, which shall be the last business day of each quarter. Such Common Stock shall vest immediately upon grant. Any written notice to receive the retainer in Common Stock shall remain in effect until notice otherwise is made in writing.
Our Director Compensation Policy provides that any new independent director will receive a grant of $25,000 (in addition to the independent director annual retainer prorated at the time the new director is admitted to the Board) upon admission to the Board, which can be taken in cash or restricted shares of our Common Stock. The number of shares of such Common Stock will be determined by dividing the cash amount by the closing price of our Common Stock on the date of grant, which will be the date of admission to the Board. On May 16, 2018, our Board also revised the Director Compensation Policy such that the new director grant shall vest immediately. Prior to this change, the stock grant vested 50% immediately and 25% on each of the first and second anniversaries of admission.
On May 16, 2018, our Board elected Douglas B. Meehan to serve as a Class III Director until the 2020 Annual Meeting of shareholders. Mr. Meehan was appointed to serve as a member of the Audit, Compensation and Corporate Governance Committees. Concurrently with his appointment, the Board granted Mr. Meehan 978 shares of our Common Stock under our Director Compensation Policy, which were valued at approximately $25,000 based on the closing price on the grant date and vested immediately. Common stock grants to our independent directors currently are issued under our 2017 Omnibus Incentive Plan (the “2017 Plan”).

2018 Director Compensation Table
The following table sets forth a summary of the compensation we paid to our non-employee directors in 2018:

Name	Fees Paid in Cash	Fee Paid in Stock(1)	Stock Awards		Total
Barry K. Fingerhut	$20,023	$59,977	$—		$80,000
Bryan D. Leibman	$85,000	$—	$—		$85,000
Donald D. Patteson, Jr.	$85,000	$—	$—		$85,000
James R. Schenck	$60,002	$19,998	$—		$80,000
Douglas B. Meehan	$26	$46,964	$24,988	(2)	$71,978

(1)
Reflects the aggregate fair value of the unrestricted shares of Common Stock issued as payment for the quarterly retainers. The fair value is based on the closing stock price on the last trading day of the respective period as follows:

	Barry K. Fingerhut	James R. Schenck	Douglas B. Meehan
June 30, 2018
Number of shares	814	—	386
Stock price	$24.55	$—	$24.55

September 30, 2018
Number of shares	928	928	870
Stock price	$21.55	$21.55	$21.55

December 31, 2018
Number of shares	1,290	—	1,209
Stock price	$15.50	$—	$15.50

(2)
On May 16, 2018, our Board elected Douglas B. Meehan to serve as a Class III Director until the 2020 Annual Meeting of Shareholders. Our Director Compensation Policy provides that any new independent director will receive a grant of $25,000 payable in cash or unrestricted shares of our Common Stock as elected by the Board member. Concurrently with his appointment, the Board issued Mr. Meehan 978 shares of our Common Stock at the closing price on the grant date of $25.55, which vested immediately.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act, as amended, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We urge our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our Named Executive Officer compensation policies and programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing under the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers. Our Compensation Committee believes that the policies and programs articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to our High Performance Culture and Being The Best Mission.
Accordingly, we are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Carriage’s Named Executive Officers, as disclosed in the Proxy Statement for the 2019 Annual Meeting of Stockholders of Carriage pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including, but not limited to, the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, notes and narrative).”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the advisory vote on Named Executive Officer compensation when making future compensation decisions.
Our Board unanimously recommends that you vote “FOR” the advisory approval of our Named Executive Officer compensation, as disclosed in this Proxy Statement.

EXECUTIVE MANAGEMENT
The following table sets forth the name, age and title of our Named Executive Officers as of the date of this Proxy Statement. Our Named Executive Officers serve at the discretion of our Board. There are no family relationships between any of our directors and Named Executive Officers. In addition, there are no arrangements or understandings between any of our Named Executive Officers and any other person pursuant to which any person was selected as an executive officer.
The following individuals were our Named Executive Officers for the fiscal year ended December 31, 2018:

Name	Age	Title
Melvin C. Payne	76	Chief Executive Officer and Chairman of the Board
Paul D. Elliott	58	Senior Vice President and Regional Partner
Shawn R. Phillips	56	Senior Vice President and Head of Strategic and Corporate Development
Viki K. Blinderman	50	Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary
Carl B. Brink	37	Senior Vice President, Chief Financial Officer and Treasurer
Mark R. Bruce(1)	52	Former Executive Vice President and Chief Operating Officer

(1)	On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company.
The biographical information for Mr. Payne is located under “Proposal No. 1: Election of Class II Directors.”
Paul D. Elliott joined Carriage in September 2012 as our Regional Partner – West and was promoted to Senior Vice President in February 2017. Prior to joining Carriage, Mr. Elliott was Managing Director for Service Corporation International (“SCI”). From February 1995 to August 2012, Mr. Elliott held various management roles in sales, corporate and operations with SCI. From September 1984 to December 1994, Mr. Elliott was a partner in his family’s funeral home in Kansas. Mr. Elliott is a graduate of the University of Kansas and the Dallas Institute of Funeral Service.
Shawn R. Phillips has been with Carriage since September 2007 and was promoted to Senior Vice President, Head of Strategic and Corporate Development in February 2017. He had served as our Regional Partner – Central since June 2011 and our Regional Partner – West from 2007 to 2011. Prior to joining Carriage, Mr. Phillips served from 1983 to 2007 in various leadership and operational roles with other public funeral and cemetery service companies. From 1979 to 1983, Mr. Phillips worked for an independent funeral operator. Mr. Phillips is a licensed Funeral Director and Embalmer and a graduate of the Mortuary Science Program at Cypress College.
Viki K. Blinderman joined Carriage in May 2002 and was promoted to Senior Vice President and Principal Financial Officer in February 2017. She was appointed as the Secretary of the Company in May 2015 and Co-Chief Financial Officer in August 2015. Ms. Blinderman has served as our Chief Accounting Officer since September 2012. Ms. Blinderman also served as our Corporate Controller and held several other positions in the Company. Prior to joining Carriage, Ms. Blinderman served as the Chief Financial Officer of a privately-held litigation support company and practiced public accounting. Ms. Blinderman is a CPA and possesses a BBA and a MPA in Accounting from the University of Texas at Austin.
Carl B. Brink joined Carriage in January 2009 and was promoted to Senior Vice President and Chief Financial Officer in February 2017. He was appointed Principal Financial Officer in May 2015 and Co-Chief Financial Officer in August 2015. Mr. Brink has served as our Treasurer since January 2012. Mr. Brink also served as our Cash Supervisor from January 2009 through January 2012. Prior to joining Carriage, Mr. Brink served as the Cash Manager for International Paper in their Corporate Treasury group from 2006 to 2009. Mr. Brink has a BS in Finance from the University of Tennessee.
Mark R. Bruce served as our Executive Vice President and Chief Operating Officer from February 2017 until his resignation on November 1, 2018. Prior to that he served as our Regional Partner – East since November 2010. Prior to his appointment as Regional Partner – East, Mr. Bruce served as our Director of Sales Support, Director of Support, Director of Training and Development and Regional Partner – Central. Prior to joining Carriage, Mr. Bruce served for 12 years in various sales and operational leadership roles with other public funeral and cemetery service companies. Mr. Bruce has a BA in International Studies from The American University and an MBA from Northern Illinois University.

COMPENSATION DISCUSSION AND ANALYSIS
Our compensation program for our Named Executive Officers is unique to our identity as it is driven by our High Performance Culture. In order to better understand the decisions regarding our executive compensation program, this requires a brief look back into Carriage’s history and our High Performance Culture.
Our Mission Statement states that we are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry, or simply stated as Being The Best, and has not changed since its inception in 1991, and neither have our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership
We are on a Good To Great Journey that will never end. What is not explicitly stated is that in order to be great, the journey must be one of learning, adapting to change, and continuous improvement. What we have learned is that from 1991 to 2003, we were not aligned with our own Guiding Principles when we employed a “budget and control”, top-down management model for operating and consolidating the highly fragmented funeral and cemetery industry. Even after implementing a High Performance Standards Operating Model in 2004, our learning journey continued on how to even first become good at operating with High Performance Standards that do not change from year-to-year.
Our Good To Great Journey of learning and improvement continues. Properly aligned, we always find ourselves returning to the Good To Great concepts of “First Who, Then What,” “Right People on the bus in the Right Seats (and the wrong people off the bus),” and the “Flywheel Effect,” as they remind us and reaffirm for us each and every time that the achieved quantitative results are not sustainable without the bedrock establishment of these qualitative Good To Great ideas that are deeply rooted into our High Performance Culture.
Our compensation program is aligned with our Mission Statement, Five Guiding Principles and Good To Great concepts driving our High Performance Culture, beginning with how we think, the unique language we use internally, and leading directly into the actions we take. The key is first accepting and understanding that our High Performance Standards Operating Model is leadership-based (as opposed to the management focus required in a top-down, budget and control model). Much of our success emanates from being highly selective about leadership of the Company at all levels. We cannot stress enough that high performance quantitative results are not sustainable without establishing the qualitative foundation of the High Performance Culture first. We utilize a 4E Leadership Model (Energy, Energizes Others, Edge, Execute), initially developed by Jack Welch at General Electric, but tailored and evolved specifically to Carriage’s needs and culture, to select and continuously assess our leaders. Our compensation practices support and reinforce our ability to attract, retain and motivate these leaders.
4E Leaders have an entrepreneurial, winning, competitive spirit and want to make a difference in our High Performance Culture and enrich our reputation within the funeral and cemetery industry. 4E Leaders are motivated by the recognition and rewards related to achievement of our Being The Best High Performance Standards. We expect our leaders to produce superior results and maximize long-term returns to our stockholders. Their compensation can vary based on the Company’s results and their contributions.
We are transparent and openly invite investors, analysts and anyone who wishes to learn more about Carriage, both in general and as a long-term value creation investment platform, and to observe the unique and complete transparency of our High Performance Culture.

Compensation Philosophy and Practices
Overall, we believe Carriage’s executive compensation programs align our executive pay with Company operational and financial performance, as well as support our short-term and long-term business objectives. The Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation, benefit plans and employment agreements affecting Carriage’s Named Executive Officers.
During 2018, the Compensation Committee continued to implement the executive compensation philosophy (the “Philosophy”), which was developed to formalize the strategy behind our executive compensation practices and to serve as an ongoing reference point for executive compensation decisions. The Philosophy has been developed based on our Being The Best Mission Statement and Five Guiding Principles and may be summarized in this manner:

•
to attract, motivate, and retain exceptional 4E Leadership talent that are leaders within our High Performance Culture senior leadership team (“First Who”). These leaders are expected to improve on the already industry leading operating performance through attracting and motivating individual business Managing Partners with 4E Leadership characteristics, enhance our best-in-class corporate support functions, and make sound decisions regarding long-term stockholder value creation, particularly involving capital allocation (“Then What”);

•	to provide transparency between pay, commensurate with individual and team contribution, and our annual and long-term Company performance;

•	to motivate, reward, retain and reinvest in 4E Leadership that has established a proven record of success over time; and

•	to align senior leadership interests with what is best for the Company and thus, what is best for our stockholders.
In addition, the Philosophy outlines compensation practices that provide competitive overall compensation if performance objectives are achieved. Encouraging senior leadership to act as owners in Carriage is a critical concept of the compensation philosophy and as such, we have established stock ownership guidelines for our management. The individual’s base salary is multiplied by the appropriate multiple as follows:

•	5x for Chairman of the Board/Chief Executive Officer

•	3x for President

•	2x for Regional Partners

•	1x for all other officers
Individual guidelines are based upon the base salary of the participant at the time the individual becomes subject to the guidelines and, as long as the covered individual remains in his or her position, the ownership guideline for such individual does not change as a result of changes in his or her base salary or normal fluctuations in the Company’s Common Stock price. However, these Guidelines may be amended at any time, with notification to the participants of changes that impact their individual ownership guideline.
What We Do
Pay for Performance

•	A significant portion of 2018 executive compensation, 66% of the compensation paid to our NEOs, is performance-based and is tied to our financial performance over the intermediate to long-term period.

•
Our CEO’s 2018 annual cash incentive was made at the discretion of the Compensation Committee because the CEO sets the long-term 10-year Vision and 5-year Strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics.

•
Our 2018 long-term incentive program is discretionary, but takes into consideration long-term operating and financial metrics that we believe will lead to significant stockholder value creation, if achieved.

Mitigate Risk

•
Carriage is principle-based in its unwavering beliefs and every day practices as reflected in our Five Guiding Principles. Our first Guiding Principle of “Honesty, Integrity and Quality in all that we do” requires that we hire and hold all employees, at all levels, accountable to this first Guiding Principle (as well as the other four Guiding Principles) at all times.

•	We have share ownership and trading guidelines for officers.

•	We have anti-hedging provisions as part of our insider trading policy, prohibiting our officers from hedging the risk of stock ownership by purchasing, selling or writing options on Company stock.

•	We have clawback provisions that permit the Board to pursue recovery of incentive payments if the payment would have been lower based on restated financial results.

Manage Dilution

•
We regularly evaluate share utilization levels within our long-term incentive plans and we manage the dilutive impact of stock-based compensation to appropriate levels. We estimate that the long-term incentive equity that was granted for fiscal year 2018 was approximately equal to 1.1% of our shares outstanding on a pre-tax, post option exercise basis.

•	During 2018, we repurchased 1,101,969 shares of our Common Stock with an aggregate cost of $17.7 million.
What We Do Not Do

•	No supplemental retirement plans.

•	No repricing of underwater stock options.

•	No option exercise prices below 100% of fair market value on the date of grant.

•	No inclusion of long-term incentive awards in cash severance calculations.

•	No excise tax gross-ups upon change in control.
Consideration of Previous Stockholder Advisory Vote
At our 2018 Annual Meeting of Stockholders, held on May 16, 2018, management’s proposal to ratify our Named Executive Officer compensation programs for 2017 passed, with approximately 96% of all votes cast supporting it. The strong stockholder support has reaffirmed our Compensation Committee’s approach to executive compensation philosophy and programs. Accordingly, for 2018 our Compensation Committee has continued to administer similar reward programs and to demonstrate the same pay philosophies that have been put in place over the last few years.
Although our stockholders support our executive compensation program, we continue to conduct outreach efforts with current and prospective stockholders. Ms. Blinderman and Mr. Brink lead our investor relations function engaging in various investor meetings throughout the year. These meetings are open and transparent to our corporate governance, executive compensation and general investor concerns and issues. Prior to the Annual Meeting, we also contact our top ten shareholders for immediate and pertinent feedback regarding the proposals in the current Proxy, as well as provide clarification to questions on any topics of concern.
While the stockholder vote to ratify our executive compensation is non-binding and advisory, we will continue to strive to understand and respond to stockholder feedback. We also invite and encourage our stockholders to learn more about what makes Carriage and its High Performance Culture so unique and transparent in its culture, practices and operations.
Elements of Compensation
Each element of our executive compensation program for Named Executive Officers has been designed to align with our Philosophy and our goal of growing the intrinsic value of Carriage per share for our long-term stockholders through disciplined and consistent high level execution of our three core models (Standards Operating, Strategic Acquisition and 4E Leadership).
The Philosophy, which first begins with our belief in the Good To Great concept of “First Who, Then What,” defines the “Right Who” to be someone who inherently already possesses 4E Leadership characteristics as a starting point and that believes in and is completely aligned with our Mission Statement and Five Guiding Principles.
The Compensation Committee uses internal data to determine the compensation for positions that are unique or difficult to benchmark against market data. Internal data is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.
The allocation between cash and equity compensation and between short-term and long-term incentives, was determined based on the discretion of the Compensation Committee. The ultimate allocation will depend on our future performance and future changes in our share price. If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with our philosophy and our commitment to long-term value creation to our stockholders. We believe the elements of our compensation structure create incentives for the executives to take actions and make decisions that will benefit Carriage over a long-term time period.

Compensation designed for our executive officers consisted of:

Pay Element	Description	Purpose

Base Salary	Fixed compensation, subject to annual review and changed due to responsibility, performance, and strategic performance.	Provide competitive base pay to hire and retain key talent, the “Right Who’s,” with the desired 4E Leadership qualities. Reflect roles, responsibilities, experience and performance.
Short-Term Incentives
Annual cash performance payment. For Mr. Payne, this award is made at the discretion of the Compensation Committee. For all other Named Executive Officers, this award varies to the degree we achieve our annual financial, operational and strategic performance and to the extent to which the executive officer contributes to the achievement.

Provide market competitive cash incentive opportunities that will motivate our executives to achieve and exceed financial goals that support our Being The Best High Performance Standards.

Align management and stockholder interests by linking pay and performance.

Long-Term Incentives
Restricted Stock:  Time-based awards vesting over a minimum of three years.

Stock Options:  The executive only realizes the potential appreciation in our stock price above the exercise price for stock options.

Performance Shares: The number of performance shares earned by an executive officer, if any, is based on performance over a multi-year period against specific financial and performance goals.

Provide market competitive equity award opportunities that will align executive interests with our stockholders.

Encourage executive share ownership.

Encourage retention of executives who enhance our High Performance Culture consistent with our Good To Great Journey.

Motivate executives to deliver long-term sustained growth and strong total stockholder return.

Retirement and Other Benefits
Group health and welfare benefit programs and tax-qualified retirement plans, except that our Named Executive Officers cannot participate in our Employee Stock Purchase Program. Mr. Payne, our Chief Executive Officer is reimbursed annually for life insurance premiums of up to $25,000. Named Executive Officers are reimbursed for executive physical and club dues.
Provide for current and future needs of the executives and their families. Enhance recruitment and retention.
Post-Termination Compensation
Certain of our Named Executive Officers are party to an employment agreement to which they will be entitled to severance payments upon termination without cause during the term of the agreement or resignation for “good reason” during the twenty-four month period following a “corporate change.”
Enhance retention and attraction of management by providing employment protection.
Carriage maintains compensation programs in full alignment with our High Performance Culture. We regularly review how our levels of compensation align with performance and how our mix of pay (base salary versus annual cash incentives and long-term incentives) will allow us to attract and retain 4E Leaders, while motivating these leaders to execute upon both annual and long-term goals.

Employment Agreements
During 2018, Mr. Payne was a party to an employment agreement (the “Employment Agreement”) with us that generally governed the terms of his employment. The Employment Agreement establishes, among other things, (a) a minimum base salary, (b) target bonus payouts (expressed as a percentage of base salary), and (c) post-termination payments in certain scenarios.
Messrs. Elliot and Phillips are each party to an employment agreement which establishes, among other things, (a) a minimum base salary for each individual and (b) post-termination payments in certain scenarios. For a description of the post-termination benefits provided for under all employment agreements see “Executive Compensation-Potential Payments Upon Termination or Change-in-Control,” further discussed herein.
Ms. Blinderman and Mr. Brink are not party to an employment agreement.
On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company. In connection with his resignation, Mr. Bruce and the Company entered into a separation and release agreement (the “Separation Agreement”) which provides for (i) continuation of Mr. Bruce’s base salary for 18 months; and (ii) payment by the Company of continued coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 18 months, to the extent Mr. Bruce makes such an election. The Separation Agreement, which terminates Mr. Bruce’s employment agreement with the Company, contains customary release, confidentiality, non-competition, non-solicitation and non-disparagement provisions.
Compensation Evaluation Process
Our Compensation Committee has final approval regarding recommendations of executive officer compensation. Mr. Payne’s role as our Chairman of the Board and Chief Executive Officer in determining executive compensation is to make compensation recommendations to the Board for those other than himself based on his assessment of the individual performance of each executive officer in relation to our overall Company performance. Management’s role in determining executive compensation includes:

•
developing, summarizing and presenting compensation information and analysis to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•
developing recommendations for individual Executive Officer and Senior Leadership bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.
Given our unique organizational culture and the particular sector in which we belong, there are few direct, public company peers. If necessary, we will review market compensation and direct peer group data with our internal review of the roles and responsibilities of each of our executive positions in order to determine competitive pay levels for each Named Executive Officer of the Company.
During 2018, the Compensation Committee did not engage an independent, third party compensation consultant or use peer group data. Instead, our senior leadership worked with the Committee on a compensation program that is aligned with and tailored to the uniqueness of Carriage’s High Performance Culture. However, the Committee retains the right to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.
To further our own learning and understanding of how to better approach a simple and transparent compensation plan that was appropriate and commensurate with our own identity of high performance, we reviewed internal, historical compensation trend data for executive and senior leadership over the last five years. Our internal analysis and recommendation was then presented to the Compensation Committee for review and approval.

CEO Compensation
The Compensation Committee believes that the average annual total compensation for the Chief Executive Officer of $3.1 million over the past five years and any additional realized compensation from the increase in equity value is commensurate with the high level of operating and financial performance by Carriage.
The charts below depict the 2018 mix of total direct compensation (base salary, cash incentive bonus and long-term equity-based incentives) for our CEO and Chairman and other Named Executive Officers as a whole. A significant portion of the 2018 compensation of our Named Executive Officers is considered at-risk and is directly affected by our financial results and stock price, both in the amount of total cash compensation earned and the value of outstanding long-term equity awards. As such, 70% of the CEO’s total direct compensation and, on average, 64% of our other NEO’s total direct compensation, is variable and directly affected by both the Company’s and each NEO’s performance.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform Consumer Protection Act, and Item 402(u) of Regulation S-K, the following items are discussed below: (i) the median of the annual total compensation of all employees, excluding Mr. Payne, our CEO; (ii) the annual total compensation of our CEO; and (iii) the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO. This information is intended to provide shareholders with a company-specific metric that can assist in their evaluation of our Company’s executive compensation practices.
To identify the median of the total annual compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that as of December 31, 2018, our employee population consisted of approximately 2,617 individuals with all of these individuals located in the United States. This population consisted of 1,069 full-time and 1,548 part- time employees. Our part-time employees are an integral part of our business and due to our industry, are dedicated members of our community, but may only work on a very limited, as requested basis. We selected December 31, 2018, which is in the last three months of our most recent fiscal year, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

•
To determine the “median employee” from our employee population, we examined the amount of salary, bonus, wages and other taxable income items of our employees as reported by us to the Internal Revenue Service on Form W-2 for 2018. The “median employee’s” annual total compensation included the Company matching amount provided in our Section 401(k) employee savings plan. In making the determination, we annualized the compensation of approximately 408 employees who were hired in 2018, but did not work for us the entire fiscal year. This population consisted of 176 full-time and 232 part-time employees.

•
We determined our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Since all of our employees are located in the United States, as is our CEO, we did not make any cost of living adjustments when identifying the “median employee.”

•
Once we determined our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of approximately $12,257.

•	With respect to the annual compensation of our CEO, we used the amount reported in the “Total $” column of our Summary Compensation Table included in this Proxy Statement.

•
There has been no major change in our employee population or our employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

For the fiscal year ended December 31, 2018:

•	The median employee is an Ambassador in the community, working on an as needed or by request basis, proactively participating in civic and community events that create a lasting heritage;

•	The median annual total compensation of all employees of our Company (other than our CEO) was approximately $12,257; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement was $2,379,270.
Based on this information, for 2018, the ratio of the annual total compensation of Mr. Payne to the annual total median compensation of all other employees was 194 to 1.

2018 Base Salaries
The base salary for each of our Named Executive Officers is determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of the executive. Base salaries for our Named Executive Officers, are evaluated annually and adjustments are approved by our Compensation Committee based on its evaluation of individual performance.
Our Compensation Committee approved the following annual base salaries of our Named Executive Officers:

Named Executive Officers	2017	2018
Melvin C. Payne	$700,000	$700,000
Paul D. Elliott	$310,000	$310,000
Shawn R. Phillips	$310,000	$310,000
Viki K. Blinderman	$280,000	$280,000
Carl B. Brink	$280,000	$280,000
Mark R. Bruce(1)	$400,000	$400,000

(1)	On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company.
2018 Annual Cash Incentive Bonuses
Melvin C. Payne, Chief Executive Officer
The 2018 cash incentive bonus of $300,000 for Mr. Payne was determined at the Compensation Committee meeting held in February 2019 and was made at the discretion of the Compensation Committee for the following reasons, but not limited to:

•	The CEO sets the long-term 10 year Vision and 5 year Strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics that act as a budget;

•	2018 Performance including, but not limited to Revenue growth, Adjusted Consolidated EBITDA Margin expansion and increasing adjusted Consolidated EBITDA;

•	2018 Performance compared to 2017 Performance and 5 Year Trend;

•	Strategic goals and execution thereof that could change the course and composition of the Company;

•	Acquisition activity;

•	Equity valuation; and

•	4E Leadership Development.
Other Named Executive Officers
The 2018 cash incentive bonuses for Messrs. Elliott, Phillips, Brink, Bruce and Ms. Blinderman were determined at the Compensation Committee meeting held in February 2019 and were based upon a previously established bonus targets as a percentage of base salary in addition to individual contribution and Company financial and operational performance results during 2018.
The table below sets forth the 2018 base salary, the incentive bonus targets and the actual incentive bonus payments, and as a percentage of base salary, for Messrs. Elliott, Phillips, Brink, Bruce and Ms. Blinderman.

			Individual 2018 Bonus Paid(2)
Named Executive Officers	Annual Base Salary	Target(1)	Amount Paid	% of Salary
Paul D. Elliott	$310,000	50%	$100,000	32%
Shawn R. Phillips	$310,000	50%	$100,000	32%
Viki K. Blinderman	$280,000	50%	$140,000	50%
Carl B. Brink	$280,000	50%	$140,000	50%
Mark R. Bruce(3)	$400,000	60%	$—	—%

(1)	Target is based on a percentage of base salary in effect in 2018.

(2)	Actual cash incentive bonus paid in 2019 for performance in 2018.

(3)	On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company and did not receive a short-term incentive payment.

2018 Long-Term Equity-Based Incentives
We maintain the 2017 Plan pursuant to which we have granted our Named Executive Officers restricted stock, stock options and performance-based stock awards.
Annual Long-Term Incentive Grants
Restricted stock, stock options and performance awards are awarded by our Compensation Committee after consideration of each individual’s performance toward our recent goals, as well as expected contributions to our long-term success. Our Compensation Committee believes that these forms of equity ownership help align the executive’s interests closely with those of our stockholders and incentivize our executives to contribute to the long-term growth and success of Carriage.
For the 2018 grant, all long-term incentive awards granted are tied to the future performance of the Company, support our High Performance Culture and align with long-term value creation interests for our stockholders. The following chart describes the 2018 grant of restricted stock, stock options and performance awards.
On February 14, 2018, our Named Executive Officers were granted the following:

Long-Term Incentive Element	Grant	Vesting Period/Term	Grant/Exercise Price

Restricted Stock	25% of Target	33 1/3% over 3 years	$25.43
Stock Options	25% of Target	20% over 5 years 10 year term	$25.43
Performance Awards	50% of Target
These awards will vest (if at all) on December 31, 2022 provided that certain criteria surrounding the 2022 Adjusted Consolidated EBITDA Margin and Adjusted Consolidated EBITDA is achieved and the individual has remained continuously employed by the Company through such date.

The Adjusted Consolidated EBITDA Margin performance represents 50% of the award and the Adjusted Consolidated EBITDA performance represents 50% of the award.

Adjusted Consolidated EBITDA:
Threshold = 30.3% (50% of shares)
Target = 31.1% (100% of shares)
Maximum = 32.1% (200% shares)
Linear interpolation between threshold to target and target to maximum.

*Non-GAAP adjustments can be no greater than 5% of GAAP EBITDA in 2022.

Adjusted Consolidated EBITDA:
(M=million)
Threshold = $115M (50% of shares)
Target = $125M (100% of shares)
Maximum = $140M (200% shares)
Linear interpolation between threshold to target and target to maximum.

On both measures, to be eligible to earn an award above Target, the weighted average rate of return for all capital allocation decisions greater than $1M made in 2018 must be greater than or equal to our weighted average cost of capital plus 400 bp at the end of 2022.

Our Compensation Committee believes that these elements of our long-term incentive program properly align management’s long-term compensation with the Company’s compensation philosophy and our mission of maximizing value per share for long-term stockholders. This program allows for more simplicity in structure and the transparency for management to focus on what they can control.
More detailed information regarding the long-term incentive grant is set forth in Note 19, Stockholder’s Equity, to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K.

Our Compensation Committee established 2018 long-term incentive targets for our Named Executive Officers, as shown in the table below based on the Committee’s judgment and the individual’s contribution to our performance:

	2018 Annual Base Salary	2018 Annual Long-Term Incentive Target
Named Executive Officers		% of base salary	Target amount
Melvin C. Payne	$700,000	200%	$1,400,000
Paul D. Elliott	$310,000	150%	$465,000
Shawn R. Phillips	$310,000	150%	$465,000
Viki K. Blinderman	$280,000	150%	$420,000
Carl B. Brink	$280,000	150%	$420,000
Mark R. Bruce(1)	$400,000	175%	$700,000

(1)	On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company.
The following table sets forth information regarding the long-term incentive granted to our Named Executive Officers in 2018:

Named Executive Officers	Restricted Stock	Stock Options	Performance Awards(1)
Melvin C. Payne	13,300	50,000	26,600
Paul D. Elliott	4,420	16,610	8,840
Shawn R. Phillips	4,420	16,610	8,840
Viki K. Blinderman	3,990	15,000	7,980
Carl B. Brink	3,990	15,000	7,980
Mark R. Bruce(2)	6,650	25,000	13,300

(1)
On November 29, 2018, we cancelled all the Performance Award Agreements previously awarded to all individuals in 2016, 2017 and 2018. Prior to such cancellation, each of the Performance Award Agreements provided for contingent compensation, which was payable to such individuals in shares of Common Stock, based on the Company’s performance over a five-year period from the grant date.

(2)
On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company. His long-term incentive awards granted in 2018 were cancelled upon his resignation on November 1, 2018 pursuant to the 2017 Plan.

Executive Compensation Policies and Practices as they relate to our Risk Management
Our Compensation Committee reviews annually the principal components of executive compensation. Our Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures that promote long-term value creation per share. As a result, our Compensation Committee has made a determination that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
For compensation in excess of $1 million, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits our ability to take a federal income tax deduction for compensation paid to covered employees. Effective January 1, 2018, the Tax Cuts and Jobs Act made significant amendments to Section 162(m), which includes; expanding the definition of a covered employee to include the Principal Financial Officer and eliminating the performance based compensation exception unless a written binding agreement was in place as of November 2, 2017 that has not been materially modified after that date. Our Compensation Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes.
We recognize compensation expense in an amount equal to the fair value of the share-based awards over the period of vesting. Fair value is determined on the date of the grant. The fair value of restricted stock is determined using the stock price on the grant date. The fair value of options is determined using the Black-Scholes valuation model. The fair value of the performance awards related to internal performance metrics is determined using the stock price on the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2018, Messrs. Fingerhut, Leibman, Patteson, Schenck and Meehan served on our Compensation Committee. None of Messrs. Fingerhut, Leibman, Patteson, Schenck and Meehan has at any time been an officer or employee of our Company nor had any substantial business dealings with us. None of our Named Executive Officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Carriage Services, Inc.(“Carriage”) has reviewed and discussed Carriage’s Compensation Discussion and Analysis with Carriage management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of Carriage that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Compensation Committee
Barry K. Fingerhut, Chairman
Bryan D. Leibman
Donald D. Patteson, Jr.
James R. Schenck
Douglas B. Meehan

April 3, 2019

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2018, 2017 and 2016, with respect to our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Melvin C. Payne	2018	$700,000	$300,000	$1,014,657	$318,770	$45,843(4)	$2,379,270
Chief Executive Officer and	2017	$700,000	$450,000	$700,125	$828,362	$63,382	$2,741,869
Chairman of the Board	2016	$670,000	$700,000	$381,986	$327,518	$45,357	$2,124,861
Paul D. Elliott	2018	$310,000	$100,000	$337,202	$105,895	$20,571(5)	$873,668
Senior Vice President and	2017	$310,000	$100,000	$232,756	$275,407	$26,313	$944,476
Regional Partner	2016	$290,000	$150,000	$115,236	$96,856	$—	$652,092
Shawn R. Phillips	2018	$310,000	$100,000	$337,202	$105,895	$10,995(6)	$864,092
Senior Vice President and	2017	$310,000	$140,000	$232,756	$275,407	$22,883	$981,046
Head of Strategic and Corporate Development	2016	$280,000	$150,000	$110,968	$93,497	$—	$634,465
Viki K. Blinderman	2018	$280,000	$140,000	$304,397	$95,631	$—	$820,028
Senior Vice President, Principal Financial Officer,	2017	$280,000	$130,000	$210,197	$249,008	$—	$869,205
Chief Accounting Officer and Secretary	2016	$250,000	$125,000	$81,092	$67,183	$—	$523,275
Carl B. Brink	2018	$280,000	$140,000	$304,397	$95,631	$11,531(7)	$831,559
Senior Vice President,	2017	$280,000	$130,000	$210,197	$249,008	$21,986	$891,191
Chief Financial Officer and Treasurer	2016	$210,000	$125,000	$66,154	$55,986	$—	$457,140
Mark R. Bruce(8)	2018	$400,000	$—	$507,329	$159,385	$16,403(9)	$1,083,117
Executive Vice President and	2017	$400,000	$160,000	$350,063	$414,537	$20,597	$1,345,197
Chief Operating Officer	2016	$310,000	$180,000	$123,772	$103,574	$—	$717,346

(1)
Reflects the grant date fair value of restricted stock awards granted in 2018 and includes performance-based stock awards granted in the respective fiscal year, in each case, in accordance with FASB ASC Topic 718. For restricted stock awards granted on February 14, 2018, this column reflects the number of shares awarded multiplied by the grant date closing price of $25.43 on the grant date. The restricted stock awards vest based on continued service at 33 1/3% per year beginning on the first anniversary date of the grant. For performance-based stock awards granted on February 14, 2018, this column reflects the number of shares awarded multiplied by the grant date closing price of $25.43 on the date of grant. The performance-based stock award will vest (if at all) on December 31, 2022 provided that certain criteria surrounding Adjusted Consolidated EBITDA (Adjusted Earnings Before Interest Tax Depreciation and Amortization) and Adjusted Consolidated EBITDA Margin performance is achieved and the Reporting Person has remained continuously employed by Carriage through such date. The Adjusted Consolidated EBITDA performance represents 50% of the award and the Adjusted Consolidated EBITDA Margin performance represents 50% of the award.

(2)
On November 29, 2018, we cancelled all Performance Award Agreements previously awarded to all individuals in 2016, 2017 and 2018. Prior to such cancellation, each of the Performance Award Agreements provided for contingent compensation, which was payable to such individuals in shares of Common Stock, based on the Company’s performance over a five-year period from the grant date.

(3)
Reflects the grant date fair value of the options granted in the respective fiscal year, computed in accordance with FASB ASC Topic 718. The value of the stock options granted during 2018 was $6.38 per share calculated using the Black–Scholes pricing method on February 14, 2018, the date of grant. The assumptions made in the valuation of these awards are set forth in Note 19, Stockholder’s Equity, to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K.

(4)
Reflects reimbursement of life insurance premiums for Mr. Payne where Carriage was not named the beneficiary totaling $25,000, reimbursement of club dues totaling $2,150, fringe benefits of $12,977, 401(k) matching contributions totaling $3,781 and $1,935 of dividends on unvested restricted stock.

(5)	Reflects fringe benefits of $13,970 and 401(k) matching contributions of $6,601.

(6)	Reflects fringe benefits of $6,057 and 401(k) matching contributions of $4,938.

(7)	Reflects fringe benefits of $6,402 and 401(k) matching contributions of $5,129.

(8)	On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company.

(9)	Reflects fringe benefits of $10,863 and 401(k) matching contributions of $5,540.

Grants of Plan-Based Awards in 2018
During 2018, we granted our Named Executive Officers restricted stock, stock options and performance-based stock awards from the 2017 Plan. The following table sets forth information regarding these grants:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum ($)
Melvin C. Payne	2/14/2018	—	—	—	26,600	$676,438	$1,352,876	13,300	50,000	$25.43	$1,333,427
Paul D. Elliott	2/14/2018	—	—	—	8,840	$224,801	$449,602	4,420	16,610	$25.43	$443,097
Shawn R. Phillips	2/14/2018	—	—	—	8,840	$224,801	$449,602	4,420	16,610	$25.43	$443,097
Viki K. Blinderman	2/14/2018	—	—	—	7,980	$202,931	$405,862	3,990	15,000	$25.43	$400,028
Carl B. Brink	2/14/2018	—	—	—	7,980	$202,931	$405,862	3,990	15,000	$25.43	$400,028
Mark R. Bruce(6)	2/14/2018	—	—	—	13,300	$338,219	$676,438	6,650	25,000	$25.43	$666,714

(1)
Reflects the grant date fair value of the performance-based stock awards calculated in accordance with FASB ASC Topic 718. The value of the performance-based stock awards granted during 2018 was $25.43 per share on February 14, 2018, which reflects the stock price on the date of grant. The award will vest (if at all) on December 31, 2022 provided that certain criteria surrounding Adjusted Consolidated EBITDA (Adjusted Earnings Before Interest Tax Depreciation and Amortization) and Adjusted Consolidated EBITDA Margin performance is achieved and the Reporting Person has remained continuously employed by Carriage through such date. The Adjusted Consolidated EBITDA performance represents 50% of the award and the Adjusted Consolidated EBITDA Margin performance represents 50% of the award.

(2)
On November 29, 2018, we cancelled all Performance Award Agreements previously awarded to all individuals in 2016, 2017 and 2018. Prior to such cancellation, each of the Performance Award Agreements provided for contingent compensation, which was payable to such individuals in shares of Common Stock, based on the Company’s performance over a five-year period from the grant date.

(3)
These are restricted stock awards that vest over three years. The value of the restricted stock awards granted during 2018 was $25.43 per share on February 14, 2018, which reflects the stock price on the date of grant.

(4)
These are stock options that vest over five years. Grant date fair value for the stock options is the number of options, multiplied by the option value on the grant date (calculated in accordance with FASB ASC 718), which was $6.38 per share on February 14, 2018, the date of grant. The assumptions made in the valuation of these awards are set forth in Note 19, Stockholder’s Equity, to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K.

(5)	Reflects the grant date fair value of the performance-based stock awards at Target, grant date fair value of the restricted stock awards and the grant date fair value of the option awards.

(6)
On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company. His long-term incentive awards granted in 2018 were cancelled upon his resignation on November 1, 2018 pursuant to the 2017 Plan.

Outstanding Equity Awards at Fiscal Year-End
Awards Outstanding at December 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Melvin C. Payne	3,284	—	—	$5.70	2/28/2021	13,300	$206,150	—	$—
	100,000	—	—	$20.49	3/3/2019	—	—	—	$—
	100,000	—	—	$22.58	2/24/2022	—	—	—	$—
	23,400	35,100	—	$20.06	2/23/2026	—	—	—	$—
	23,220	92,880	—	$26.54	3/21/2027	—	—	—	$—
	—	50,000	—	$25.43	2/14/2028	—	—	—	$—
Paul D.Elliott	35,000	—	—	$20.26	2/25/2019	4,420	$68,510	—	$—
	38,000	—	—	$22.58	2/24/2022	—	—	—	$—
	6,920	10,380	—	$20.06	2/23/2026	—	—	—	$—
	7,720	30,880	—	$26.54	3/21/2027	—	—	—	$—
	—	16,610	—	$25.43	2/14/2028	—	—	—	$—
Shawn R. Phillips	17,913	—	—	$5.70	2/28/2021	4,420	$68,510	—	$—
	22,674	—	—	$5.94	3/5/2022	—	—	—	$—
	35,000	—	—	$22.58	2/24/2022	—	—	—	$—
	6,680	10,020	—	$20.06	2/23/2026	—	—	—	$—
	7,720	30,880	—	$26.54	3/21/2027	—	—	—	$—
	—	16,610	—	$25.43	2/14/2028	—	—	—	$—
Viki K. Blinderman	25,000	—	—	$22.58	2/24/2022	3,990	$61,845	—	$—
	4,800	7,200	—	$20.06	2/23/2026	—	—	—	$—
	6,980	27,920	—	$26.54	3/21/2027	—	—	—	$—
	—	15,000	—	$25.43	2/14/2028	—	—	—	$—
Carl B. Brink	22,000	—	—	$22.58	2/24/2022	3,990	$61,845	—	$—
	4,000	6,000	—	$20.06	2/23/2026	—	—	—	$—
	6,980	27,920	—	$26.54	3/21/2027	—	—	—	$—
	—	15,000	—	$25.43	2/14/2028	—	—	—	$—
Mark R. Bruce(4)	17,530	—	—	$4.78	5/18/2020	—	—	—	$—
	17,913	—	—	$5.70	2/28/2021	—	—	—	$—
	26,289	—	—	$5.94	3/5/2022	—	—	—	$—
	40,000	—	—	$20.26	2/25/2019	—	—	—	$—
	40,000	—	—	$22.58	2/24/2022	—	—	—	$—
	7,400	—	—	$20.06	2/23/2026	—	—	—	$—
	11,620	—	—	$26.54	3/21/2027	—	—	—	$—

(1)
The unexercisable stock options expiring February 23, 2026 vest one third each on February 23, 2019, February 23, 2020 and February 23, 2021, the unexercisable stock options expiring March 21, 2027 vest one fourth each on March 21, 2019, March 21, 2020, March 21, 2021 and March 21, 2022, the unexercisable stock options expiring February 14, 2028 vest one fifth each on February 14, 2019, February 14, 2020, February 14, 2021, February 14, 2022 and February 14, 2023.

(2)	Calculated using the closing price of our Common Stock on December 31, 2018, which was $15.50 per share.

(3)
On November 29, 2018, we cancelled all the Performance Award Agreements previously awarded to all individuals in 2016, 2017 and 2018. Prior to such cancellation, each of the Performance Award Agreements provided for contingent compensation, which was payable to such individuals in shares of Common Stock, based on the Company’s performance over a five-year period from the grant date.

(4)
On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company. Mr. Bruce may exercise any vested options on or before October 31, 2019 pursuant to the 2017 Plan.

Option Exercises and Stock Vested During 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(7)	Value Realized on Vesting(8)
Melvin C. Payne	100,000(1)	$1,108,000	12,500	$346,125
Paul D. Elliott	—	$—	—	$—
Shawn R. Phillips	55,000(2)	$319,900	—	$—
Viki K. Blinderman	40,000(3)	$221,550	—	$—
Carl B. Brink	22,000(4)	$139,480	—	$—
Mark R. Bruce(5)	30,000(6)	$341,100	—	$—

(1)	Mr. Payne exercised 100,000 options on February 26, 2018 and surrendered 50,000 options to pay the option price and the taxes associated with the exercise.

(2)
Mr. Phillips exercised 25,000 options on March 5, 2018 and 30,000 options on September 26, 2018. He surrendered 16,449 and 30,000 options, respectively, to pay the option price and the taxes associated with the exercises.

(3)
Ms. Blinderman exercised 15,000 options on March 2, 2018 and 25,000 options on September 20, 2018. She surrendered 8,750 and 25,000 options, respectively, to pay the option price and the taxes associated with the exercises.

(4)
Mr. Brink exercised 10,000 options on March 6, 2018 and 12,000 options on September 20, 2018. He surrendered 5,000 and 12,000 options, respectively, to pay the option price and the taxes associated with the exercises.

(5)	On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company.

(6)	Mr. Bruce exercised 30,000 options on March 9, 2018 and surrendered 21,099 options to pay the option price and the taxes associated with the exercise.

(7)	Mr. Payne paid the taxes in cash associated with the shares that vested on March 3, 2018.

(8)	Value realized on vesting is calculated using the closing price of our Common Stock on the date that the shares vested.

Potential Payments Upon Termination or Change-in-Control
The following table sets forth the amounts that would have been payable to certain of our Named Executive Officers under the scenarios for death, disability, retirement, termination without cause or good reason or a corporate change had such scenarios occurred on December 31, 2018. This table does not include accrued vacation. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 31, 2018 of $15.50 per share.

Event	Melvin C. Payne	Paul D. Elliott	Shawn R. Phillips
Death, Disability or Retirement
Annual incentive award(1)	$300,000	$155,000	$155,000
Equity awards(2)	206,150	68,510	68,510
Total	$506,150	$223,510	$223,510
Termination without cause (without a Corporate Change)
Cash severance(3)	$2,030,000	$465,000	$465,000
Benefit continuation(4)	74,974	37,487	24,104
Annual incentive award(5)	—	155,000	155,000
Total	$2,104,974	$657,487	$644,104
Corporate Change (without termination of employment)
Equity awards(6)	$206,150	$68,510	$68,510
Total	$206,150	$68,510	$68,510
Termination following a Corporate Change
Cash severance(7)	$2,400,000	$465,000	$465,000
Benefit continuation(8)	74,974	74,974	48,208
Annual incentive award(9)	300,000	155,000	155,000
Equity awards(10)	206,150	68,510	68,510
Total	$2,981,124	$763,484	$736,718
On November 1, 2018, Mark R. Bruce resigned from his position as Executive Vice President and Chief Operating Officer of the Company. In connection with his resignation, Mr. Bruce and the Company entered into the Separation Agreement which provides for (i) continuation of Mr. Bruce’s base salary at the bi-weekly rate of $15,385 for 18 months; and (ii) bi-weekly payments by the Company of $2,120 for continued coverage under COBRA for up to 18 months, to the extent Mr. Bruce makes such an election. The Separation Agreement, which terminates Mr. Bruce’s employment agreement with the Company, contains customary release, confidentiality, non-competition, non-solicitation and non-disparagement provisions.
Ms. Blinderman and Mr. Brink are not party to an employment agreement.

(1)
Reflects payment of annual bonus pursuant to the terms of their employment agreements in effect on December 31, 2018. These amounts are not payable upon retirement. The amounts reflected above represent, in the case of Mr. Payne, the 2018 annual bonus of $300,000 as his bonus is 100% discretionary and in the case of Messrs. Elliot and Phillips represent 100% of their target bonus payout due to the assumption that such Named Executive Officer’s employment terminated on the last day of the year.

(2)
Reflects accelerated vesting of shares of restricted stock pursuant to the terms of employment agreements in effect on December 31, 2018 and related award agreements upon death and disability. At December 31, 2018, all outstanding options had an exercise price below the closing price of our Common Stock and as such were excluded from the table above. Upon retirement, only the vesting of restricted stock awards is accelerated.

(3)
Amounts with respect to Messrs. Payne, Elliott and Phillips reflect cash severance payable under the terms of employment agreements in effect on December 31, 2018. Mr. Payne’s represents 90% of his base salary (pro-rated to reflect the number of days he was employed during the year of his termination) and two years base salary continuation and Messrs. Elliott’s and Phillips’ represents 18 months base salary continuation.

(4)
Amounts reflect estimated cost of benefit continuation for 36 months in the case of Mr. Payne and 18 months in the case of Messrs. Elliot and Phillips in each case, pursuant to the terms of employment agreements in effect on December 31, 2018.

(5)
Amounts reflect pro rata payment of annual bonus (determined at the target level of performance) pursuant to the terms of employment agreements in effect on December 31, 2018. The amounts reflected above represent 100% of the target bonus payout due to the assumption that such Named Executive Officer’s employment terminated on the last day of the year.

(6)	Amounts reflect accelerated vesting of shares of restricted stock pursuant to the terms of the respective award agreements.

(7)
Amounts reflect lump sum cash severance payable under the terms of employment agreements in effect on December 31, 2018 equal to (a) three times the sum of base salary and the 2018 annual bonus of $300,000 for Mr. Payne, as his bonus is 100% discretionary, and (b) 1.5 times base salary for Messrs. Elliott and Phillips.

(8)	Amounts reflect estimated cost of benefit continuation for 36 months, in each case, pursuant to the terms of employment agreements in effect on December 31, 2018.

(9)
Amounts reflect, in the case of Mr. Payne, the 2018 annual bonus of $300,000 as his bonus is 100% discretionary and in the case of Messrs. Elliot and Phillips represent 100% of their target bonus payout for the year of termination under the terms of employment agreements in effect on December 31, 2018.

(10)
Amounts reflect accelerated vesting of shares of restricted stock pursuant to our 2017 Plan. At December 31, 2018, all outstanding options had an exercise price below the closing price of our Common Stock and as such were excluded from the table above.

Employment Agreements
Mr. Payne. Pursuant to the terms of Mr. Payne’s Second Amended and Restated Employment Agreement (as amended by (i) the First Amendment to the Employment Agreement, entered into on March 14, 2012; (ii) the Second Amendment to the Employment Agreement, entered into on March 21, 2017; (iii) the Third Amendment to the Employment Agreement, entered into on May 12, 2017 and; (iv) the Fourth Amendment to the Employment Agreement, entered into on February 20, 2019), if we discharge Mr. Payne without cause (as defined in the employment agreement), then, so long as he executes (and does not revoke) a release of claims, Mr. Payne will receive: (a) an amount equal to 90% of his base salary, pro-rated to reflect the number of days he was employed during the year of his termination, (b) continued payment of his base salary for a period of 24 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months following his termination. In addition, if, within 24 months following a corporate change (as defined in the Employment Agreement), Mr. Payne voluntarily terminates his employment or he is discharged without cause, he will receive: (i) a lump sum payment equal to three times the sum of his base salary and target annual bonus and (ii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months following his termination.
Messrs. Phillips and Elliott. Pursuant to the terms of the employment agreements with Messrs. Phillips and Elliott (as amended March 14, 2012), if we discharge the executive without cause (as defined in the applicable employment agreement) during the term of the employment agreement, he will be entitled to receive, subject to his execution (and non-revocation) of a release of claims, (a) a pro-rated bonus for the year of termination, (b) continued payment of his base salary for a period of 18 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 18 months. If following a corporate change (as defined in the applicable employment agreement), the executive voluntarily terminates his employment for good reason (as defined in the applicable agreement) or he is discharged without cause, in either case, within 24 months following the corporate change (as defined in the applicable agreement), the executive will be entitled to receive (i) a lump sum payment equal to one and a half times his base salary, (ii) a full year target annual bonus and (iii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time the executive ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer’s group health plan).
In addition, under each of Messrs. Payne’s, Phillip’s and Elliott’s employment agreement and the related award agreements, upon the executive’s termination due to death or disability, such executive would be entitled to receive (a) a pro rata amount of the annual target incentive award for the year of termination, and (b) full vesting of all stock options, performance-based stock awards and shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the award was granted). If the executive terminated his employment due to retirement on terms approved by the board, he would be entitled to full vesting of all shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the award was granted).
Long-Term Incentive Plan Awards
Pursuant to the terms of the award agreements governing outstanding restricted stock awards, upon the consummation of a corporate change, all restrictions on such restricted shares will lapse.
In addition, pursuant to the terms of our 2017 Plan, except as otherwise provided in an award agreement, if a participant’s employment with us is terminated for any reason other than death, for cause, inability to perform or due to such participant’s termination of his or her employment for good reason within the one-year period following a corporate change, then any time periods, conditions or contingencies (including vesting conditions) relating to the exercise or realization of, or lapse of restrictions under, any award will be automatically accelerated or waived so that the award may be realized in full (if no exercise of the award is required) or exercised in full (if exercise of the award is required) upon the termination of such participant’s employment.

Pension Benefits
We do not sponsor a pension plan.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
We do not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.

PROPOSAL NO. 3:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
General
Our Audit Committee has selected Grant Thornton to audit our consolidated financial statements. Grant Thornton has served as our independent registered public accounting firm since 2014.
Representatives of Grant Thornton are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
Although ratification is not required by Delaware law, our bylaws or otherwise, our Board is submitting our Audit Committee’s appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment of Grant Thornton is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.
Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Audit Fees
Fees billed to us by Grant Thornton during 2018 and 2017 were as follows:

	Year Ended December 31,
	2018	2017
Audit fees	$958,950	$878,880
The Company did not engage any firm to perform non-audit services during these years.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
As part of its duties, our Audit Committee is required to annually pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the audit firm’s independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. All Audit fees for 2018 and 2017 were pre-approved by our Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Audit Committee”) of Carriage Services, Inc. (“Carriage”) has reviewed and discussed the audited financial statements of Carriage for the fiscal year ended December 31, 2018 with Carriage management. The Audit Committee has discussed with Grant Thornton LLP, Carriage’s independent registered public accounting firm for the fiscal year ended December 31, 2018, the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP their independence.
Based on the Audit Committee’s review and discussions with management and Grant Thornton LLP referred to above, the Audit Committee recommended to the Board of Directors of Carriage that the audited consolidated financial statements be included in Carriage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Audit Committee
Donald D. Patteson, Jr., Chairman
Barry K. Fingerhut
Bryan D. Leibman
James R. Schenck
Douglas B. Meehan

April 3, 2019

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
Stock Ownership of Management
The following table sets forth, as of March 22, 2019, the number of shares beneficially owned and the percentage of the Common Stock held by: (1) each of our directors and director nominees, (2) our Principal Executive Officer and Principal Financial Officer, (3) our other executive officers named in the Summary Compensation Table set forth under “Executive Compensation,” and (4) all our current executive officers and directors as a group. Under the rules of the SEC, on any day, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Except as otherwise stated in the notes to the table, each person named in the table below has sole voting and investment power with respect to the shares indicated.

Beneficial Owner	Common Stock	Stock Options(1)	Number of Shares Beneficially Owned	Percent of Common Stock
Melvin C. Payne(2)(3)	1,339,172	294,824	1,633,996	9.0%
Shawn R. Phillips(4)	62,678	104,369	167,047	*
Paul D. Elliott	25,747	102,142	127,889	*
Carl B. Brink	18,528	44,960	63,488	*
Viki K. Blinderman	9,839	49,160	58,999	*
Donald D. Patteson, Jr.	55,710	—	55,710	*
Bryan D. Leibman(5)	27,413	—	27,413	*
James R. Schenck	9,989	—	9,989	*
Barry K. Fingerhut	7,232	—	7,232	*
Douglas B. Meehan	4,162	—	4,162	*
All current directors and executive officers as a group (10 persons)	1,560,470	595,455	2,155,925	11.9%

*	Indicates less than 1%.

(1)
The ownership of stock options shown in the table includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under our stock option plans. For unexercisable stock options, see “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” in this Proxy Statement.

(2)
Mr. Payne’s holdings include 17,857 shares of Common Stock held in an Annuity Trust for Mr. Payne’s benefit, 17,857 shares of Common Stock held in an Annuity Trust for Mr. Payne’s spouse’s benefit and 10,661 shares of Common Stock held by Mr. Payne’s spouse.

(3)	Mr. Payne has pledged 389,400 shares of his Common Stock pursuant to a margin account which was opened in October 2012.

(4)	Mr. Phillips has pledged 61,842 shares of his Common Stock pursuant to a margin account which was opened November 2015.

(5)	Mr. Leibman’s holdings include 2,576 shares of Common Stock held by Mr. Leibman’s minor children.

Stock Ownership of Certain Beneficial Owners
As of March 22, 2019, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act, other than directors and executive officers whose beneficial ownership is described in the previous table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
FMR LLC(1) 245 Summer Street Boston, MA 02210	2,359,485	12.5%
Dimensional Fund Advisors LP(2) Building One, 6300 Bee Cave Road Austin, TX 78746	1,475,553	8.1%
BlackRock Inc.(3) 55 East 52nd Street New York, NY 10055	1,304,425	7.2%
Renaissance Technologies(4) 800 Third Avenue New York, New York 10022	1,136,400	6.3%

(1)
Based solely on Schedule 13G/A filed with the SEC on February 13, 2019. FMR LLC has sole voting power as to 1,146,926 shares and sole dispositive power as to 2,359,485 shares, of which, 677,526 shares are issuable upon the conversion of Carriage 2.75% Convertible Notes due March 15, 2021.

(2)	Based solely on Schedule 13G/A filed with the SEC on February 8, 2019. Dimensional Fund Advisors LP has sole voting power as to 1,429,337 shares and sole dispositive power as to 1,475,553 shares.

(3)
Based solely on Schedule 13G/A filed with the SEC on February 4, 2019. BlackRock Inc. has sole voting power as to 1,243,621 shares and sole dispositive power as to 1,304,425 shares, of which, 4,875 shares are issuable upon the conversion of Carriage 2.75% Convertible Notes due March 15, 2021.

(4)	Based solely on Schedule 13G filed with the SEC on February 13, 2019. Renaissance Technologies has sole voting power as to 1,136,400 shares and sole dispositive power as to 1,136,400 shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other of our equity securities on Forms 3, 4 and 5. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.
To our knowledge, based solely on our review of the copies of such reports furnished to us or written representations from reporting persons, we believe that all filings required to be made under Section 16(a) of the Exchange Act were timely made for the fiscal year ended December 31, 2018 except for the following instances:

•	On July 5, 2018, a late Form 4 was filed for Mr. Douglas Meehan related to the award of 386 shares of Common Stock on June 29, 2018.

•	On July 5, 2018, a late Form 4 was filed for Mr. Barry K. Fingerhut related to the award of 814 shares of Common Stock on June 29, 2018.

•	On August 3, 2018, a late Form 3 was filed for Mr. Greg M. Brudnicki to report his initial beneficial ownership of securities on February 14, 2018.

•	On January 10, 2019, a late Form 4 was filed for Mr. Douglas Meehan related to the award of 1,209 shares of Common Stock on December 31, 2018.

•	On January 10, 2019, a late Form 4 was filed for Mr. Barry K. Fingerhut related to the award of 1,290 shares of Common Stock on December 31, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Review and Approval of Related Party Transactions
We have established procedures to identify, review, approve, and ratify transactions with related persons and bring them to the attention of our Board for consideration. These procedures include formal written questionnaires to our directors and executive officers. Each year, we require our directors and executive officers to complete a questionnaire that requires them to identify and describe any transactions with Carriage that they or their respective related parties may have been involved in, whether or not material.
Our Corporate Governance Committee has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties. During this process, related party transactions are disclosed to all Board members. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. Our Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of us and our stockholders. The policies and procedures for related party transactions are documented in our Code of Business Conduct and Ethics, a copy of which is available free of charge on our website at www.carriageservices.com.
Related Party Transactions
Since January 1, 2018, there were no reportable transactions between Carriage and related persons, and there are no such currently proposed or anticipated transactions.
OTHER BUSINESS
Management does not intend to bring any other business before our Annual Meeting and has not been informed that any other matters are to be presented at our Annual Meeting by others. If other matters properly come before our Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at our 2020 Annual Meeting of Stockholders may do so by following the procedures set forth under Rule 14a-8 of the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 no later than December 16, 2019. However, if the date of our 2020 Annual Meeting of Stockholders is more than 30 days from the date of the 2019 Annual Meeting of Stockholders, then the deadline shall be a reasonable time before we begin to print and send our proxy materials for our 2020 Annual Meeting of Stockholders.
In addition, pursuant to our bylaws, a stockholder may recommend nominees for director not for inclusion in our proxy materials, as further discussed herein in our “Corporate Governance - Direction Nomination Process” section. For all other stockholder proposals intended for presentation at our 2020 Annual Meeting of Stockholders but not for inclusion in our 2019 proxy materials, a stockholder must deliver a copy of the proposal to our Corporate Secretary at our principal offices listed above no less than 45 days before the date on which we first send our proxy materials for the 2020 Annual Meeting of Stockholders. For our 2020 Annual Meeting of Stockholders, the deadline will be February 20, 2020, based on the proxy materials for this year’s meeting being sent on or about April 5, 2019.
Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter timely and properly presented by a stockholder at our 2020 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we receive untimely notice of the matter and the matter nonetheless is permitted to be presented at our 2020 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ADDITIONAL INFORMATION
Annual Report
Our Annual Report to Stockholders for the year ended December 31, 2018 (our “Annual Report”) is being delivered electronically or mailed, if so elected, to all stockholders entitled to vote at our Annual Meeting. Our Annual Report does not form any part of the proxy soliciting materials.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, but not including exhibits, is also available at www.carriageservices.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request to the Corporate Secretary in writing at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, or call our Corporate Secretary at 713-332-8400. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). Such requests should be directed to the Corporate Secretary of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE VIA THE INTERNET OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary

Houston, Texas
April 3, 2019

ANNUAL MEETING OF STOCKHOLDERS OF

# CARRIAGE SERVICES, INC.

Conference Center
3040 Post Oak Blvd., Lobby Level
Houston, Texas 77056

**May 15, 2019**
9:00 a.m. Central Time
Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233000000000001000 6 051519

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2 AND 3.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of two Class II Directors for a three-year term ending at the 2022 Annual Meeting of Stockholders.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Barry K. Fingerhut
○ Bryan D. Leibman

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. Approve, by advisory vote, named executive officer compensation. | ☐ | ☐ | ☐ |
| 3. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2019. | ☐ | ☐ | ☐ |

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

# CARRIAGE SERVICES, INC.

Conference Center
3040 Post Oak Blvd., Lobby Level
Houston, Texas 77056

**May 15, 2019**

9:00 a.m. Central Time

Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400

## PROXY VOTING INSTRUCTIONS

Vote online until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

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| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
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Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20233000000000001000 6 051519

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class II Directors for a three-year term ending at the 2022 Annual Meeting of Stockholders.

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

○ Barry K. Fingerhut
○ Bryan D. Leibman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. Approve, by advisory vote, named executive officer compensation. | ☐ | ☐ | ☐ |
| 3. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2019. | ☐ | ☐ | ☐ |

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

**Important Notice of Availability of Proxy Materials for the Shareholder Meeting of**

# CARRIAGE SERVICES, INC.

**To Be Held On:**

**May 15, 2019 at 9:00 a.m.**

**3040 Post Oak Blvd., Lobby Level Houston, Texas 77056**

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| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
| CONTROL NUMBER | |

**This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.**

**If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/3/19.**

**Please visit http://www.astproxyportal.com/ast/08393/, where the following materials are available for view:**

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

**TO REQUEST MATERIAL:** **TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)**
**E-MAIL: info@astfinancial.com**
**WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials**

**TO VOTE:**

**ONLINE:** To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

**IN PERSON:** You may vote your shares in person by attending the Annual Meeting.

**TELEPHONE:** To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

**MAIL:** You may request a card by following the instructions above.

1. Election of two Class II Directors for a three-year term ending at the 2022 Annual Meeting of Stockholders.

**NOMINEES:**

Barry K. Fingerhut
Bryan D. Leibman

**Please note that you cannot use this notice to vote by mail.**

2. Approve, by advisory vote, named executive officer compensation.

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

0

# CARRIAGE SERVICES, INC.

**Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 15, 2019**

The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and Viki K. Blinderman, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 15, 2019 and at any adjournments or postponements thereof, on all matters coming before said meeting.

**This proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of the director nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, and as the proxies deem advisable on all other matters that may properly come before the meeting.**

**(Continued and to be signed on the reverse side)**

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